Exhibit 99.1

KINGSWAY ANNOUNCES THIRD QUARTER 2017 RESULTS

Toronto, Ontario (October 27, 2017) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the third quarter and nine months ended September 30, 2017. All amounts are in U.S. dollars unless indicated otherwise.

Management Comments
Larry G. Swets, Jr., Chief Executive Officer, stated, “An estimated $1.6 million of gross losses during the third quarter because of Hurricanes Harvey and Irma as well as unfavorable loss reserve development related to prior accident years adversely affected our segment operating income this quarter; however, we are encouraged by our improved underwriting result for the 2017 accident year, which reflects the progress made by our new non-standard auto management team and the many initiatives that have been implemented throughout the year.”

Mr. Swets continued, “Our current warranty companies have benefited from JT Fitzgerald’s leadership and are excited about our recently announced acquisition of Professional Warranty Services Corporation, which should benefit as well. We remain attracted to the warranty industry, and we continue to look for additional opportunities in this space.”

Mr. Swets concluded, “We recently executed an agreement to sell 900,000 shares of 1347 Property Insurance Holdings, Inc. We remain optimistic about the prospects for 1347 Property Insurance Holdings and are well-positioned to participate in the company’s future success through our holding of almost two million warrants and performance share grants; however, we sought liquidity to support our warranty company purchase.”

Operating Results
The Company reported net loss attributable to common shareholders of $1.6 million (including a non-cash loss of $1.2 million attributable to change in fair value of debt), or $0.07 per diluted share, in the third quarter of 2017, compared to net income attributable to common shareholders of $1.4 million (including a non-cash loss of $2.5 million attributable to change in fair value of debt), or $0.06 per diluted share, in the third quarter of 2016.

For the nine months ended September 30, 2017, Kingsway reported net loss attributable to common shareholders of $11.1 million (including a non-cash loss of $5.8 million attributable to change in fair value of debt), or $0.52 per diluted share, compared to $0.7 million (including a non-cash gain of $1.1 million attributable to change in fair value of debt), or $0.04 per diluted share, in the prior year period.

Following are highlights of Kingsway’s third quarter 2017 results. Operating income (loss) reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio, merchant banking activities and corporate operating expenses.

•	Operating income was $1.9 million for the third quarter of 2017 compared to operating loss of $0.3 million for the third quarter of 2016.

◦	Insurance Underwriting segment operating loss was $2.4 million for the third quarter of 2017 compared to $0.1 million for the third quarter of 2016.

◦	Extended Warranty segment (formerly Insurance Services segment) operating income was $0.8 million for the third quarter of 2017 compared to $0.6 million for the third quarter of 2016.

◦	Leased Real Estate segment operating income was $0.5 million for the third quarter of 2017 compared to $0.7 million for the third quarter of 2016.

◦	Net investment income of $2.9 million was reported for the third quarter of 2017 compared to $1.1 million for the third quarter of 2016.

◦	Net realized gains of $2.0 million were reported for the third quarter of 2017 compared to $0.0 million for the third quarter of 2016.

◦	Other operating income and expense was a net expense of $1.9 million for the third quarter of 2017 compared to $2.6 million for the third quarter of 2016.

Exhibit 99.1

•	Adjusted operating income was $2.3 million for the third quarter of 2017 compared to $1.9 million for the third quarter of 2016.

•
Book value decreased to $2.03 per share at September 30, 2017 from $2.65 per share at December 31, 2016. The Company also carries a valuation allowance, in the amount of $12.99 per share at September 30, 2017, against the deferred tax asset, primarily related to its loss carryforwards.

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation.  The Company owns or controls subsidiaries primarily in the insurance, extended warranty, asset management and real estate industries and pursues non-control investments and other opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Exhibit 99.1

Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenues:
Net premiums earned	$32,556	$32,949	$98,996	$94,189
Service fee and commission income	8,023	6,330	21,458	17,046
Rental income	3,341	2,426	10,023	2,426
Net investment income	2,940	1,069	1,277	2,069
Net realized gains (losses)	1,976	46	3,108	(58)
Other income	3,166	3,005	8,796	8,170
Total revenues	52,002	45,825	143,658	123,842
Operating expenses:
Loss and loss adjustment expenses	29,368	26,804	83,246	75,139
Commissions and premium taxes	6,024	5,928	18,777	17,629
Cost of services sold	1,951	1,381	4,546	2,924
General and administrative expenses	10,912	9,949	33,564	30,326
Leased real estate segment interest expense	1,563	1,319	4,706	1,319
Amortization of intangible assets	286	779	866	1,381
Contingent consideration benefit	—	—	(212)	(657)
Impairment of intangible assets	—	—	250	—
Total operating expenses	50,104	46,160	145,743	128,061
Operating income (loss)	1,898	(335)	(2,085)	(4,219)
Other expenses (revenues), net:
Interest expense not allocated to segments	1,261	1,129	3,636	3,330
Foreign exchange losses, net	4	4	8	14
Loss (gain) on change in fair value of debt	1,178	2,472	5,769	(1,124)
Gain on deconsolidation of subsidiary	—	(5,643)	—	(5,643)
Equity in net loss (income) of investees	897	61	(1,343)	1,004
Total other expenses (revenues), net	3,340	(1,977)	8,070	(2,419)
(Loss) income from continuing operations before income tax expense	(1,442)	1,642	(10,155)	(1,800)
Income tax expense	120	55	1,550	107
(Loss) income from continuing operations	(1,562)	1,587	(11,705)	(1,907)
Gain on disposal of discontinued operations, net of taxes	—	—	1,017	1,124
Net (loss) income	(1,562)	1,587	(10,688)	(783)
Less: net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	79	48	284	(352)
Less: dividends on preferred stock	(88)	110	156	274
Net (loss) income attributable to common shareholders	$(1,553)	$1,429	$(11,128)	$(705)
(Loss) earnings per share - continuing operations:
Basic:	$(0.07)	$0.07	$(0.57)	$(0.09)
Diluted:	$(0.07)	$0.06	$(0.57)	$(0.09)
Earnings per share - discontinued operations:
Basic:	$—	$—	$0.05	$0.06
Diluted:	$—	$—	$0.05	$0.06
(Loss) earnings per share – net (loss) income attributable to common shareholders:
Basic:	$(0.07)	$0.07	$(0.52)	$(0.04)
Diluted:	$(0.07)	$0.06	$(0.52)	$(0.04)
Weighted-average shares outstanding (in ‘000s):
Basic:	21,559	19,843	21,492	19,791
Diluted:	21,559	22,958	21,492	19,791

Exhibit 99.1

Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $54,964 and $62,136, respectively)	$54,750	$61,764
Equity investments, at fair value (cost of $16,996 and $19,099, respectively)	17,222	23,230
Limited liability investments	26,771	22,974
Limited liability investment, at fair value	10,259	10,700
Other investments, at cost which approximates fair value	9,294	9,368
Short-term investments, at cost which approximates fair value	151	401
Total investments	118,447	128,437
Cash and cash equivalents	30,614	36,475
Investment in investee	4,458	3,116
Accrued investment income	829	790
Premiums receivable, net of allowance for doubtful accounts of $115 and $115, respectively	30,396	31,564
Service fee receivable, net of allowance for doubtful accounts of $301 and $274, respectively	2,631	1,320
Other receivables, net of allowance for doubtful accounts of $806 and $806, respectively	5,967	3,299
Deferred acquisition costs, net	13,550	13,609
Property and equipment, net of accumulated depreciation of $12,056 and $10,603, respectively	109,066	116,961
Goodwill	71,061	71,061
Intangible assets, net of accumulated amortization of $8,047 and $7,181, respectively	87,901	89,017
Other assets	4,410	5,372
Total Assets	$479,330	$501,021
Liabilities and Shareholders' Equity
Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$46,192	$53,795
Vehicle service agreements	2,777	2,915
Total unpaid loss and loss adjustment expenses	48,969	56,710
Unearned premiums	40,036	40,176
Note payable	187,401	190,074
Subordinated debt, at fair value	49,388	43,619
Deferred income tax liability	49,759	48,720
Deferred service fees	37,252	35,822
Income taxes payable	2,439	2,051
Accrued expenses and other liabilities	14,617	20,587
Total Liabilities	429,861	437,759

Class A preferred stock, no par value; unlimited number authorized; 222,876 and 262,876 issued and outstanding at September 30, 2017 and December 31, 2016, respectively; redemption amount of $5,572	5,452	6,427

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 21,708,190 and 21,458,190 issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	355,721	353,882
Accumulated deficit	(308,854)	(297,668)
Accumulated other comprehensive loss	(3,966)	(208)
Shareholders' equity attributable to common shareholders	42,901	56,006
Noncontrolling interests in consolidated subsidiaries	1,116	829
Total Shareholders' Equity	44,017	56,835
Total Liabilities, Class A preferred stock and Shareholders' Equity	$479,330	$501,021

Exhibit 99.1

Non-U.S. GAAP Financial Measures

Segment Operating (Loss) Income

Segment operating (loss) income represents one measure of the pretax profitability of Kingsway’s segments and is derived by subtracting direct segment expenses from direct segment revenues. Please refer to the section entitled “Non-U.S. GAAP Financial Measures” in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for a detailed description of this non-U.S. GAAP measure.

Adjusted Operating Income

Adjusted operating income represents another measure used by the Company to assess the profitability of the Company’s segments, its passive investment portfolio and its merchant banking activities. Adjusted operating income is comprised of segment operating (loss) income as well as net investment income, net realized gains (losses), equity in net (loss) income of investees and merchant banking transaction expenses, net. A reconciliation of segment operating (loss) income and adjusted operating income to net (loss) income for the three and nine months ended September 30, 2017 and 2016 is presented below:

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Segment operating (loss) income	$(1,069)	$1,153	$833	$159
Net investment income	2,940	1,069	1,277	2,069
Net realized gains (losses)	1,976	46	3,108	(58)
Equity in net (loss) income of investees	(897)	(61)	1,343	(1,004)
Merchant banking transaction expenses, net	(607)	(279)	(968)	(545)
Adjusted operating income	2,343	1,928	5,593	621
Equity in net loss (income) of investees	897	61	(1,343)	1,004
Corporate operating expenses and other (1)	(1,056)	(1,545)	(5,431)	(5,120)
Amortization of intangible assets	(286)	(779)	(866)	(1,381)
Contingent consideration benefit	—	—	212	657
Impairment of intangible assets	—	—	(250)	—
Operating income (loss)	1,898	(335)	(2,085)	(4,219)
Equity in net (loss) income of investees	(897)	(61)	1,343	(1,004)
Interest expense not allocated to segments	(1,261)	(1,129)	(3,636)	(3,330)
Foreign exchange losses, net	(4)	(4)	(8)	(14)
(Loss) gain on change in fair value of debt	(1,178)	(2,472)	(5,769)	1,124
Gain on deconsolidation of subsidiary	—	5,643	—	5,643
(Loss) income from continuing operations before income tax expense	(1,442)	1,642	(10,155)	(1,800)
Income tax expense	(120)	(55)	(1,550)	(107)
(Loss) income from continuing operations	(1,562)	1,587	(11,705)	(1,907)
Gain on disposal of discontinued operations, net of taxes	—	—	1,017	1,124
Net (loss) income	$(1,562)	$1,587	$(10,688)	$(783)

(1)	Corporate operating expenses and other includes corporate operating expenses and stock-based compensation expense.

Exhibit 99.1

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2016 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2016 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.

For a current review of the Company and a discussion of its plan to create and sustain long-term shareholder value, management invites you to review its Annual Letter to Shareholders, which may be accessed at the Company’s website or directly at http://bit.ly/kingsway2016.